Exhibit 10.4

EXPENSE LIMITATION AGREEMENT

[ ], 2024

Franklin BSP Real Estate Debt BDC

1345 Avenue of the Americas, Suite 32A

New York, New York 10105

Dear Ladies and Gentlemen:

Benefit Street Partners L.L.C. (“BSP”), as investment adviser to Franklin BSP Real Estate Debt BDC (the “Fund”) hereby agrees on a quarterly basis to reimburse the Fund’s Specified Expenses (as defined below) to the extent that such annualized Specified Expenses in respect of the relevant quarter exceed 0.10% of the Fund’s quarter-end net asset value (the “Expense Limitation”).

“Specified Expenses” shall mean the Fund’s initial organizational and offering costs as well as its total operating expenses, inclusive of any fees the Fund has agreed to bear pursuant to 4(b) of that certain Administration Agreement between BSP and the Fund, dated as of May 30, 2024 (the “Administration Agreement”), but excluding (1) expenses directly related to the interest costs and structuring costs for borrowing and line(s) of credit, taxes, litigation or extraordinary expenses; (2) any tax, litigation and extraordinary expenses related to any structuring, litigation or other actions taken by BSP to preserve or enhance the value of investments for the Fund’s shareholders; and (3) the incentive fees.

This agreement (the “Agreement”) shall commence on the date first set forth above and shall continue in effect for the term of the Fund. The Board of the Fund may terminate this Agreement at any time upon notice to BSP, and this Agreement shall automatically terminate upon the termination of the Investment Advisory Agreement between BSP and the Fund.

BSP agrees that it shall look only to the assets of the Fund for performance of this Agreement and for any claims for payment. No trustees, officers, employees, agents or shareholders of the Fund shall be personally liable for performance by the Fund under this Agreement.

This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, except insofar as the Investment Company Act of 1940, as amended, or other federal laws and regulations may be controlling. Any amendment to this Agreement shall be in writing signed by the parties hereto. Subject to approval by BSP, this Agreement may be amended by the Fund’s Board of Trustees without the approval of Fund shareholders.

Very truly yours,

BENEFIT STREET PARTNERS L.L.C.

By:
Name:	Bryan Martoken
Title:	Chief Financial Officer

FRANKLIN BSP REAL ESTATE DEBT BDC

By:
Name:	Jerome Baglien
Title:	Chief Financial Officer and Chief Operating Officer

[Signature Page to Expense Limitation Agreement]